Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Second Quarter Fiscal Year 2023 Financial Results

Mitchel Field, NY, December 20, 2022 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is reporting revenues for the three- and six-month periods of fiscal 2023, ended October 31, 2022, of approximately $8.9 million and $17.2 million, respectively, compared to revenues of $12.9 million and $25.9 million, respectively, for the same periods of fiscal 2022, ended October 31, 2021. Operating loss for the second quarter of fiscal 2023 was $2.3 million compared to an operating profit of $303,000 for the same period of fiscal 2022. Operating loss for the six months ended October 31, 2022 was $5.4 million compared to an operating loss of $1.4 million for the six months ended October 31, 2021. Net loss from operations for the three and six months ended October 31, 2022 was $2.3 million or ($0.25) per diluted share and $5.4 million or ($0.58) per diluted share, respectively, compared to a net income of $497,000 or $0.05 per diluted share for the three months ended October 31, 2021 and a net loss of $1.1 million or ($0.12) per diluted share for the six months ended October 31, 2021. Additionally, as just announced in a separate press release, the Company will be paying a special cash dividend of $1.00 per share of common stock on January 27, 2023, to stockholders of record as of the close of business on January 6, 2023. Please see that release for further details.

FEI Interim President and CEO, Thomas McClelland commented, “The second quarter of fiscal 2023 continued to be challenging financially, but corrective steps are in progress, and some very promising indicators of this are now apparent. Revenue quarter over quarter has increased. FEI’s backlog of approximately $56 million at quarter end is higher than it has been at any time in the last 8 years, as is the book to bill ratio of 2.8. These indicators show in numbers the increase in activity we are witnessing in our primary markets. As it relates to our industry, both commercial and government satellite businesses show signs of sustained double-digit growth going forward. We still struggle with supply chain issues and persistent inflation, but in both cases signs of easing are beginning to appear. Continued vigilance is required to navigate the changing economic and geopolitical environment, but we are nonetheless confident that we are progressing in a positive direction, and look forward to a dramatic improvement in results. The Company is committed to moving towards sustained profitability and cash generation in the near future. We remain debt free, and our strong balance sheet allows us to pay the special cash dividend discussed in the separate release today, while still maintaining the ability to invest for future growth opportunities.”

Fiscal Year 2023 Selected Financial Metrics and Other Items

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For the three and six months ended October 31, 2022, revenues from satellite payloads were approximately $4.3 million, or 48%, and $7.8 million, or 46%, respectively, of consolidated revenues compared to approximately $6.6 million, or 51%, and $13.3 million, or 52%, respectively, for the same periods of the prior fiscal year.

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For the three and six months ended October 31, 2022, revenues for non-space U.S. Government/DOD customers were approximately $3.9 million, or 44%, and $8.0 million, or 47%, respectively, of consolidated revenues compared to approximately $5.1 million, or 39%, and $10.6 million, or 41%, respectively, for the same period of the prior fiscal year.

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For the three and six months ended October 31, 2022, revenues from other commercial and industrial sales accounted for approximately $698,000, or 8%, and $1.4 million, or 8%, respectively, of consolidated revenues compared to approximately $1.2 million, or 10%, and $2.0 million, or 8%, respectively, for the same period of the prior fiscal year.

-	Net cash used in operating activities for the six months ended October 31, 2022 was $466,000 compared to $1.7 million provided by operating activities in the comparable prior fiscal 2022 period.

-	Backlog at October 31, 2022 was approximately $56 million, compared to $40 million at April 30, 2022.

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Tuesday, December 20, 2022, at 4:30 PM Eastern Time. The conference call is being webcast by Webcast@issuersdirect.com and can be accessed in the Investor Relations section of Frequency’s website at www.freqelec.com. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 113502 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 47314). Subsequent to that, the call can be accessed via a link available on the Company’s website through March 19, 2023.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include but are not limited to, the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial condition and results of operations and on our ability to continue manufacturing and distributing our products, and the impact of health epidemics and pandemics on general economic conditions, including any resulting recession, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed on July 14, 2022 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, Interim President and Chief Executive Officer;

 Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000                    WEBSITE:         www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	(unaudited)		(unaudited)
	2022	2021	2022	2021
Revenues	$8,949	$12,936	$17,153	$25,890
Cost of Revenues	8,599	8,845	16,808	17,738
Gross Margin	350	4,091	345	8,152
Selling and Administrative	2,034	2,411	4,026	6,805
Research and Development	599	1,377	1,709	2,732
Operating (Loss) Income	(2,283)	303	(5,390)	(1,385)
Interest and Other, Net	(30)	196	(39)	309
Loss (Income) Before Income Taxes	(2,313)	499	(5,429)	(1,076)
Provision for Income Taxes	1	2	2	2
Net (Loss) Income	$(2,314)	$497	$(5,431)	$(1,078)

Net Income (Loss) per Share:
Basic and Diluted (Loss) Income per Share	$(0.25)	$0.05	$(0.58)	$(0.12)

Average Shares Outstanding
Basic	9,326	9,256	9,317	9,246
Diluted	9,326	9,302	9,317	9,246

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2022	April 30, 2022
	(unaudited)
ASSETS
Cash & Marketable Securities	$19,732	$21,525
Accounts Receivable, net	4,855	4,291
Contract Assets	9,473	8,857
Inventories, net	19,878	19,906
Other Current Assets	1,310	1,431
Property, Plant & Equipment, net	8,148	8,564
Other Assets	11,576	11,381
Right-of-Use Assets – Operating Leases	8,104	8,805
	$83,076	$84,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease Liability - current	1,751	1,744
Contract Liabilities	$16,976	$11,098
Other Current Liabilities	8,150	9,019
Other Long-term Obligations	8,631	8,858
Operating Lease Liability – non-current	6,629	7,353
Stockholders’ Equity	40,939	46,688
	$83,076	$84,760